Exhibit 31.1

CERTIFICATION BY PRINCIPAL EXECUTIVE OFFICER

I, Nasrat Hakim, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Form on Form 10-K of Elite Pharmaceuticals, Inc.; and

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: June 22, 2021	/s/ Nasrat Hakim
Nasrat Hakim Chief Executive Officer, President and Chairman of the Board of Directors (Principal Executive Officer)